EXHIBIT 1

                        AGREEMENT REGARDING JOINT FILING

     The undersigned, John C. Lorentzen and Penney Fillmer, agree that this Fourth Amendment to Schedule 13D, dated as of January 8, 2001 with respect to Broadview Media, Inc. (f/k/a Northwest Teleproductions, Inc.) is being filed on behalf of each of them individually.


/s/ John C. Lorentzen
-----------------------------
John C. Lorentzen


/s/ Penney L. Fillmer
-----------------------------
Penney L. Fillmer


                                     - 7 -